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                   	SECURITIES AND EXCHANGE COMMISSION

                         	Washington, D.C. 20549

                              	FORM 8-K

                           	CURRENT REPORT


                 	Pursuant to Section 13 or 15(d) of the
                   	Securities Exchange Act of 1934


            	Date of Report (Date of earliest event reported)

                          	August 17, 1995
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                      	Rhone-Poulenc Rorer Inc.
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          	(Exact name of registrant as specified in its charter)


     Pennsylvania	              1-5851	                       23-1699163
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  (State or other juris-	      (Commission 	               (IRS Employer
  diction of incorporation)	    File Number)	              Identification No.)

                	500 Arcola Road, Collegeville, PA 	             19426
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                	(Address of principal executive offices)	     (Zip Code)


  Registrant's telephone number, including area code (610)454-8000
                                                     -------------


- ------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

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Item 5.	Other Events
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a.	On August 18th, the Company announced a cash offer of 240 pence per share for Fisons plc. The Company's press release is attached as Exhibit I and is incorporated herin by reference. The offer is not being made directly or indirectly in the United States.

b.	The Company entered into certain loan facility agreements, effective
August 17th, with Banque Nationale de Paris, Credit Lyonnais and Societe Generale. The loan facility arrangements, which aggregate $4.3 billion, suspend certain other line of credit agreements previously in place with the respective banks. The new facilities have a maturity of seven months and any related drawings would bear interest at PIBOR and/or LIBOR plus a margin. These arrangements would be used, in part, to finance the offer referred to above.

Item 7.	Exhibits
        ---------
(c)	Exhibit 20 - Rhone-Poulenc Rorer press release dated August 18, 1995.








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                                	SIGNATURES
                                ------------

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        		RHONE-POULENC RORER INC.
                                      ---------------------------------
                                           			(registrant)




Dated:  September 1, 1995	            By:		/s/	Thomas F. Crawford
                                    -----------------------------------
                                          				Thomas F. Crawford
                                          				Vice President and
                                          				Corporate Controller






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                                EXHIBIT INDEX
                                -------------

(20)	Rhone-Poulenc Rorer press release dated August 18, 1995.

















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